Execution Version Exhibit 10.14

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated November 7, 2019 (the “First Amendment Effective Date”), is among BRIGHAM RESOURCES, LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors, if any (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Banks party hereto; and WELLS FARGO BANK, N.A., as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
Recitals
A.    The Borrower, the Administrative Agent and the Banks are parties to that certain Credit Agreement dated as of May 16, 2019 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.    The parties hereto desire to enter into this First Amendment to, among other things, (i) evidence the increase of the Borrowing Base from $135,000,000 to $150,000,000, (ii) evidence the increase of the Aggregate Elected Commitment Amount from $135,000,000 to $150,000,000, and (iii) amend certain terms of the Credit Agreement, in each case, as set forth herein and to be effective as of the First Amendment Effective Date.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.
Section 2.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date in the manner provided in this Section 2.
2.1    Additional Definitions. Section 1.2 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 14.21.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“First Amendment” means that certain First Amendment to Credit Agreement dated as of November 7, 2019, among Borrower, the Guarantors party thereto, the Administrative Agent and the Banks party thereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 14.21.

“Supported QFC” has the meaning set forth in Section 14.21.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 14.21.

2.2    Restated Definition. The definition of “Loan Papers” contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
“Loan Papers” means this Agreement, the First Amendment, the Notes, the Facility Guaranty, the Mortgages, the Security Agreement, the other Security Instruments, each Letter of Credit now or hereafter executed and/or delivered, each Fee Letter (excluding any term sheets attached thereto), and all other certificates, agreements or instruments delivered in connection with this Agreement by any Credit Party (or any officer thereof), as the foregoing may be amended from time to time. Hedge Agreements do not constitute Loan Papers.
2.3    New Section 14.21 of the Credit Agreement. Article XIV of the Credit Agreement is hereby amended by adding a new Section 14.21 immediately after Section 14.20 therein to read in full as follows:
Section 14.21    Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Papers provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Papers and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Papers that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Papers were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
2.4    Replacement of Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby replaced in its entirety with Schedule 1 hereto and Schedule 1 hereto shall be deemed to be attached as Schedule 1 to the Credit Agreement. After giving effect to this First Amendment, the amendments to the Credit Agreement set forth in Section 2 hereof and any Borrowings made on the First Amendment Effective Date, (a) each Bank who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Bank who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Bank’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Outstanding Revolving Credit applicable to each Bank equals its Applicable Percentage of the aggregate Outstanding Revolving Credit of all of the Banks and (d) upon request by each applicable Bank, the Borrower shall be required to make any break funding payments owing to such Bank that are required under Section 3.3 of the Credit Agreement as a result of the Loans and adjustments described in this Section 2.4.
Section 3.    Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Borrowing Base is hereby increased from $135,000,000 to $150,000,000 as of the First Amendment Effective Date. The Borrowing Base shall remain at such level until the next Determination Date or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement. The Borrower, the Administrative Agent and the Banks agree that the Determination provided for in this Section 3 will constitute the Periodic Determination scheduled for on or about November 1, 2019 for the purposes of Section 4.2 of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of Section 4.3 of the Credit Agreement.
Section 4.    Aggregate Elected Commitment Amount Increase. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each Bank hereby agrees that, effective as of the First Amendment Effective Date and after giving effect to Section 2.4 of the Credit Agreement, the Aggregate Elected Commitment Amount shall be increased from $135,000,000 to $150,000,000 and each Bank’s Elected Commitment under the Credit Agreement shall be the amount set forth opposite such Bank’s name on Schedule 1 to the Credit Agreement (as amended hereby) under the caption “Elected Commitment”.
Section 5.    Conditions Precedent. The effectiveness of this First Amendment is subject to the following:
5.1    Counterparts. The Administrative Agent shall have received counterparts of this First Amendment from the Credit Parties and each of the Banks.
5.2    Notes. The Administrative Agent shall have received duly executed Notes (or any amendment and restatement thereof, as the case may be) payable to each Bank requesting a Note (or amendment and restatement thereof, as the case may be) in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the First Amendment Effective Date.
5.3    Other Fees and Expenses. The Administrative Agent shall have received all fees separately agreed to by the Borrower with the Arranger, Administrative Agent, and/or any Bank and any fees and other amounts due and payable pursuant to Section 14.3 of the Credit Agreement, in each case, on or prior to the First Amendment Effective Date.
5.4    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
Section 6.    Miscellaneous.
6.1    Confirmation and Effect. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment, and this First Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Paper, except as expressly provided for herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
6.2    Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this First Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party, (d) agrees that its guarantee under the Facility Guaranty to which it is a party remains in full force and effect with respect to the Obligations as amended hereby, (e) represents and warrants to the Banks and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Banks and the Administrative Agent that the execution, delivery and performance by such Credit Party of this First Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this First Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Banks and the Administrative Agent that, after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists.
6.3    Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
6.4    No Oral Agreement. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES THAT MODIFY THE AGREEMENTS OF THE PARTIES IN THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS.
6.5    Governing Law. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.6    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.7    Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.9    Loan Paper.  The parties hereto agree that this First Amendment shall constitute a “Loan Paper” under and as defined in the Credit Agreement, as amended hereby.
[Signature Pages Follow.]

The parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

BORROWER:	BRIGHAM RESOURCES, LLC, a Delaware limited liability company

By: /s/ Blake Williams
Name: Blake Williams
Title: Chief Financial Officer

GUARANTORS:	BRIGHAM MINERALS, LLC, a Delaware limited liability company

By: /s/ Blake Williams
Name: Blake Williams
Title: Chief Financial Officer

REARDEN MINERALS, LLC,
a Delaware limited liability company

By: /s/ Blake Williams
Name: Blake Williams
Title: Chief Financial Officer

BRIGHAM RESOURCES MANAGEMENT HOLDINGS, INC.,
a Delaware corporation

By: /s/ Blake Williams
Name: Blake Williams
Title: Chief Financial Officer

BRIGHAM RESOURCES MANAGEMENT, LLC,
a Delaware limited liability company

By: /s/ Blake Williams
Name: Blake Williams
Title: Chief Financial Officer

WELLS FARGO BANK, N.A.,
as Administrative Agent and a Bank

By: /s/ Zachary Kramer
Name:    Zachary Kramer
Title:     Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Bank

By: /s/ Nupur Kumar
Name:    Nupur Kumar
Title: Authorized Signatory

By: /s/ Christopher Zybrick
Name:    Christopher Zybrick
Title:     Authorized Signatory

BARCLAYS BANK PLC,
as a Bank

By: /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title: Director

BBVA USA,
as a Bank

By: /s/ Julia Barnhill
Name:    Julia Barnhill
Title: Vice President

GOLDMAN SACHS BANK USA,
as a Bank

By: /s/ Ryan Durkin
Name:    Ryan Durkin
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as a Bank

By: /s/ Grace Garcia
Name:    Grace Garcia
Title: Authorized Signatory

UBS AG, STAMFORD BRANCH,
as a Bank

By: /s/ Anthony Joseph
Name:    Anthony Joseph
Title: Associate Director

By: /s/ Nima Gandhi
Name:    Nima Gandhi
Title:     Associate Director

SCHEDULE 1

BANKS; ELECTED COMMITMENTS AND MAXIMUM CREDIT AMOUNT

Bank	Maximum Credit Amount	Elected Commitment	Applicable Percentage
Wells Fargo Bank, N.A.	$120,000,000.02	$36,000,000.00	24.00000000%
Credit Suisse AG, Cayman Islands Branch	$63,333,333.33	$19,000,000.00	12.66666667%
Barclays Bank PLC	$63,333,333.33	$19,000,000.00	12.66666667%
BBVA USA	$63,333,333.33	$19,000,000.00	12.66666667%
Goldman Sachs Bank USA	$63,333,333.33	$19,000,000.00	12.66666667%
Royal Bank of Canada	$63,333,333.33	$19,000,000.00	12.66666667%
UBS AG, Stamford Branch	$63,333,333.33	$19,000,000.00	12.66666667%
Totals:	$500,000,000.00	$150,000,000.00	100.00000000%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.
Credit Contact:
1700 Lincoln St, Sixth Floor
MAC: C7300-061
Denver, Colorado
Attn: Tim Green
Tel: (303) 863-6765
Fax: (303) 863-5196
Email: tim.green@wellsfargo.com

Primary Operations Contact:
1525 W WT Harris Blvd.
Charlotte, NC 28262
MAC D1109-019
Attn: Syndication Agency Services
Fax: 704-590-3481